January 31, 2002


Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549

Commissioners:

We have read the statements made by Intermost Corporation, which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K/A, Amendment No. 1, as part of the Company's Form 8-K report dated January 26, 2002. We agree with the statements concerning our Firm in such Form 8-K/A, Amendment No. 1.

Very truly yours,


/s/ Blackman Kallick Bartelstein LLP
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Blackman Kallick Bartelstein LLP